REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Members of Aqua Handling of Texas, LLC

Keller, Texas

We have audited the accompanying balance sheet of Aqua Handling of Texas, LLC (the “Company”) as of

September 30, 2013, and the related statements of operations, members’ equity and cash flows for the period from October 15, 2012, (inception) through September 30, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board

(United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aqua Handling of Texas, LLC as of September 30, 2013, and the results of its operations and its cash flows for the period from October 15, 2012, (inception) through September 30, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a working capital deficit and has incurred a net loss. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malone-bailey.com

Houston, Texas

January 21, 2014

Aqua Handling of Texas, LLC
Balance Sheet
September 30, 2013

Assets

Current Assets:
Cash and cash equivalents	$ 103,596
Accounts receivable	238,576

Total Current Assets	342,172

Fixed Assets, net of accumulated depreciation of $5,376	30,154

Total Assets	$ 372,326

Liabilities and Members' Capital

Current Liabilities:
Accounts payable	$ 104,062
Accounts payable- related party	165,095
Accrued expenses and other liabilities	35,345
Payroll liabilities	26,385
Member advances	80,883

Total Current Liabilities	411,770

Members’ capital	-
Accumulated deficit	(39,444)

Total Liabilities and Members' Capital	$ 372,326

See accompanying notes to the financial statements

Aqua Handling of Texas, LLC
Statement of Operations
For the period from October 15, 2012 (Inception) through September 30, 2013

Revenues	$ 1,628,419

Cost of Revenues	(1,039,800)

Gross Profit	588,619

Selling, General and Administrative Expenses	626,938

Loss from Operations	(38,319)

Other Expenses
Interest expense	(1,125)

Net Loss	$ (39,444)

See accompanying notes to the financial statements.

Aqua Handling of Texas, LLC
Statement of Members' Capital
For the period from October 15, 2012 (Inception) through September 30, 2013

	Members' Capital	Accumulated Deficit	Total Members' Capital
Balance at October 15, 2012 (Inception)	$ -	$ -	$ -

Net loss for the period	-	(39,444)	(39,444)

Balance at September 30, 2013	$ -	$ (39,444)	$ (39,444)
See accompanying notes to the financial statements.

Aqua Handling of Texas, LLC
Statement of Cash Flows
For the period from October 15, 2012 (Inception) through September 30, 2013

Cash Flows From Operating Activities
Net Loss	$ (39,444)
Adjustments to reconcile net loss to net cash provided by operating activities:

Depreciation	5,376
Changes in:
Accounts receivable	(238,576)
Accounts payable	104,062
Accounts payable- related party	165,095
Accrued expenses and other liabilities	35,345
Payroll liabilities	26,385

Net cash provided by operating activities	58,243

Cash Flows From Investing Activities
Cash paid for purchase of property and equipment	(35,530)

Net cash used in investing activities	(35,530)

Cash Flows From Financing Activities
Proceeds from member advances	80,883

Net cash provided by financing activities	80,883

Net increase in cash and cash equivalents	103,596

Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of period	$ 103,596

See accompanying notes to the financial statements.

AQUA HANDLING OF TEXAS, LLC

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS AND SUMMARY OF ACCOUNTING POLICIES

Description of Business. Aqua Handling of Texas, LLC (“we”, “our”, “the Company” or “AquaTex”) is a Texas based oilfield services company with operations in Texas focused on commercializing technologies in water management used by exploration and production (“E&P”) companies in the United States.  The Company manages the logistical and transportation associated with the water used typically during hydraulic fracturing and completions of horizontally drilled oil and gas wells.  The water transfer services can range from drilling water wells and digging water storage pits to arranging for miles of above ground temporary pipe and high volume pumps to address all of the logistics needs of water during fracing for an oilfield operator.  Once a frac job is completed, AquaTex transfers the pipe, pumps and other temporary infrastructure to another location at the request of its customers.

Use of Estimates.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents.  For purposes of the statements of cash flows, cash equivalents include all highly liquid investments with original maturities of three months or less.

Accounts Receivable.  Accounts receivable are comprised of unsecured amounts due from customers.  The Company carries it accounts receivable at their face amounts less an allowance for bad debts. The allowance for bad debts is recognized based on management’s estimate of likely losses per year, based on past experience and review of customer profiles and the aging of receivable balances.  As of September 30, 2013, no allowance for bad debts was required.

Property and equipment.   Property and equipment is valued at cost. Additions are capitalized and maintenance and repairs are charged to expense as incurred.  Gains and losses on dispositions of equipment are reflected in operations.  Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which ranges from three to five years.

Revenue Recognition.  Revenue is recognized when all of the following criteria are met: 1) persuasive evidence of an arrangement, 2) delivery has occurred, 3) the price is fixed and determinable, and 4) collectability is reasonably assured.

Cost of Revenues.  Cost of revenue includes all direct expenses incurred to produce the revenue for the period.  This includes, but is not limited to, employee cost, contract labor, equipment rental, equipment maintenance, and fuel.  Costs of revenues are recorded in the same period as the resulting revenue.

Income taxes.   AquaTex operates as a limited liability company and is a disregarded entity for federal and state income tax purposes.  AquaTex is not liable for U.S. federal income taxes as its members recognize their share of income and loss in their respective tax return.  Accordingly, no provision for U.S. federal income taxes is recorded.

Fair Value of Financial Instruments.  The carrying value of short-term instruments, including cash, accounts payable and accrued expenses, short-term notes approximate fair value due to the relatively short period to maturity for these instruments. The long-term debt approximate fair value since the related rates of interest approximate current market rates.

Recently Adopted Accounting Standards.   No new accounting pronouncement issued or effective has had, or is expected to have, a material impact on the Company’s financial statements.

NOTE 2 – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has negative working capital and has incurred a net loss since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

These financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately attain profitability. Management believes that we can alleviate the facts and circumstances which indicate a going concern by evaluating capitalization options included but not limited the sale of some or all of the membership interest along with ongoing efforts to increase the customer base for our company’s services.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2013 consists of the following:

	Cost	Accumulated Depreciation	Net Book Value
Field Equipment	$ 35,530	$ 5,376	$ 30,154

NOTE 4 – CUSTOMER CONCENTRATION

For the period from October 15, 2012 (inception) through September 30, 2013, two customers accounted for substantially all of AquaTex’s total sales.

AquaTex’s customers generally do not enter into long-term agreements obligating them to future services. AquaTex may not continue to receive significant revenues from any of these or from other large customers. A reduction or delay in orders from any of AquaTex’s significant customers, or a delay or default in payment by any significant customer could materially impact AquaTex’s business and prospects. Because of AquaTex’s significant customer concentration, its net sales and operating income could fluctuate significantly due to changes in political or economic conditions, or the loss, reduction of business, or less favorable terms for any of AquaTex’s significant customers.

NOTE 5 – MEMBERS’ EQUITY

Aqua Handling of Texas, LLC was formed on October 15, 2012, by two members. Original members have 51% and 49% ownership in the Company.  During the period from inception through September 30, 2013, there were no contributions by or distributions to the members.

NOTE 6 – RELATED PARTY TRANSACTIONS

AquaTex contracts labor and rents equipment from K&B Services, LLC, an entity that is owned by a member of AquaTex. During the period from inception through September 30, 2013 AquaTex purchased services totaling $351,445 and had outstanding payables of $165,095.

During the period from inception through September 30, 2013, a member of AquaTex advanced $75,883 in funds to the Company and paid $5,000 in payables on behalf of the Company. These amounts are unsecured, non-interest bearing, and due on demand.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

From time to time, AquaTex may be subject to routine litigation, claims, or disputes in the ordinary course of business. In the opinion of management; no pending or known threatened claims, actions or proceedings against AquaTex are expected to have a material adverse effect on AquaTex’s financial position, results of operations or cash flows. AquaTex cannot predict with certainty, however, the outcome or effect of any of the litigation or investigatory matters. There can be no assurance as to the ultimate outcome of these lawsuits and investigations.

In February 2013, AquaTex entered into a month to month lease agreement with an individual in Texas for a yard facility for its equipment storage at a cost of $2,500 per month.

NOTE 8 – SUBSEQUENT EVENTS

On November 12, 2013 the members of AquaTex sold all their interests to HII Technologies, Inc. pursuant to the terms of a Securities Purchase Agreement dated November 11, 2013. The purchase price consisted of: (a) Cash in the amount of $300,000; (b) $500,000 in 5% subordinated secured promissory notes (the “Notes”), and (c) 1,443,696 shares (the “Shares”) of HII Technologies, Inc. common stock (valued at $500,000 based on the trailing 30-day average of the Company’s common stock). Additionally, a working capital adjustment provision exists whereby HII Technologies, Inc. would be required to pay the members of AquaTex additional cash equal to the amount of any working capital of AquaTex at closing; provided however, that in the event that AquaTex has negative working capital at closing, then the amount of such negative working capital will be offset against the notes issued to the former members at closing.